CONFESSION OF JUDGMENT

Pursuant to Minn. Stat. § 548.22, Digitiliti, Inc., a Minnesota corporation, and Digitiliti, Inc., a Delaware corporation, (collectively, “Digitiliti”), and each of them, hereby admit, acknowledge, certify and confess judgment to Jonathan S. Miner and Pamela J. Miner (“Lenders”) upon the terms and subject to the conditions set forth below.

1.

Factual Basis for Confession of Judgment.  Lenders loaned $250,000 to Digitiliti Inc., a Delaware corporation, pursuant to a Convertible Note (the “Note”) executed on or about November 21, 2008.  The Note is in the original principal sum of $250,000 and bears interest at the rate of 12% per annum.  The Note is due and payable in full in six months.

2.

Confession of Judgment.  Subject and pursuant to the Note, Digitiliti hereby confesses judgment to Lenders for all sums that have come due and remain unpaid under the Note (the “Balance Due”).  Digitiliti hereby authorizes entry of judgment against both Digitiliti, Inc., a Minnesota corporation, and Digitiliti, Inc., a Delaware corporation, and in favor of Lenders for the Balance Due pursuant to the terms of and subject to the conditions set forth in this Confession of Judgment

3.

Authority and Procedure for Entry of Judgment.  Digitiliti hereby empowers the Court Administrator of the Hennepin County District Court in Minnesota (the “Court Administrator”) to enter judgment against both Digitiliti, Inc., a Minnesota corporation, and Digitiliti, Inc., a Delaware corporation, and in favor of Lenders for the Balance Due upon the occurrence of an Event of Default, as such term is described in the Note, and the giving to them of all notices as required by the terms of the Note.  As a condition to entry of the judgment amount, Lenders shall, either personally or through an attorney authorized to practice in the State of Minnesota, make and file with the Court Administrator a pre-judgment affidavit (the “Affidavit”).  The Affidavit shall state with

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particularity the existence and nature of the Event of Default, the giving of all notices as required by the Note, and the failure of Digitiliti to pay the Balance Due prior to the expiration of any applicable grace period.  The Affidavit shall be accompanied by an accounting showing the calculation of the Balance Due, together with copies of notices of nonpayment sent and responses to such notices, if any.  Digitiliti shall be provided with a copy of the Affidavit at least five (5) business days prior to the filing of the same.  Based upon the Affidavit, the Court may immediately enter judgment against both Digitiliti, Inc., a Minnesota corporation, and Digitiliti, Inc., a Delaware corporation, and in favor of Lenders for the Balance Due as set forth in the Affidavit.  Lenders may not enter judgment against either Digitiliti, Inc., a Minnesota corporation, or Digitiliti, Inc., a Delaware corporation, or file the Confession of Judgment with any court unless and until the Affidavit has been filed with the Court Administrator.

4.

Termination of the Confession of Judgment.  This Confession of Judgment shall automatically be terminated, null and void upon payment of the Note in full.

Digitiliti, Inc., a Minnesota corporation

Dated: November 20, 2008

/s/Daniel J. Herbeck

By: Daniel J. Herbeck

Its: CEO/President

Digitiliti, Inc., a Delaware corporation

Dated: November 20, 2008

/s/Daniel J. Herbeck

By: Daniel J. Herbeck

Its: CEO/President

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VERIFICATION

I, Daniel J. Herbeck, the President of Digitiliti, Inc., a Minnesota corporation, and the President of Digitiliti, Inc., a Delaware corporation, have read the foregoing Confession of Judgment and know the contents thereof.  I declare under penalty of perjury that the factual statements set forth in the foregoing Confession of Judgment are to the best of my knowledge true and correct and that this Verification was executed on November 20, 2008.  I am authorized to execute this Verification on behalf of both Digitiliti, Inc., a Minnesota corporation, and Digitiliti, Inc., a Delaware corporation.

/s/Daniel J. Herbeck

Daniel J. Herbeck

Subscribed and sworn to before me this 20 day of November, 2008.

/s/William Martin McDonald

Notary Public

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